UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2010

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive Redwood City, CA 94063	94063
(Address of Principal Executive Offices)	(Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 7, 2010, Codexis, Inc. (the “Company”) announced that the Company will hold a conference call and webcast on Thursday, October 28, 2010 at 4:30 p.m. Eastern Time to discuss its third quarter financial results for the period ended September 30, 2010. The call and webcast will follow the release of third quarter financial results after market close on such date.

Prior to and in connection with Codexis’ initial public offering (the “IPO”) in April 2010, all of Codexis’ directors and executive officers and the holders of substantially all of Codexis’ then outstanding stock entered into lock-up agreements with the underwriters of the IPO under which they agreed not to sell, transfer or dispose of any shares of Codexis common stock without prior written consent for a period of 180 days after the public offering date set forth on the prospectus for the IPO (the “Initial Lock-Up Period”), subject to extension under certain circumstances (the “Lock-up Agreements”). The Lock-up Agreements provide that if, during the last 17 days of the Initial Lock-Up period, (i) Codexis issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Initial Lock-Up Period, Codexis announces that the Company will release earnings results during the 16-day period beginning on the last day of the Initial Lock-Up Period, then the lock-up period will extend until the expiration of the 18-day period beginning on the date of the issuance of the release or the occurrence of the material news or material event. As a result of the announcement that, on October 28, 2010, Codexis will release third quarter financial results for the period ended September 30, 2010, the lock-up period under the Lock-up Agreements has been extended through November 15, 2010, and the stockholders subject to the Lock-Up Agreements will be able to sell their shares starting on November 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2010

CODEXIS, INC.

By:	/S/ DOUGLAS T. SHEEHY
Name:	Douglas T. Sheehy
Title:	SVP, General Counsel and Secretary